SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): May 19, 1997


                              X-RITE, INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Michigan
                 (State or other jurisdiction of incorporation)


        0-14800                                          38-1737300
 (Commission File Number)                     (IRS Employer Identification No.)



               3100 44th Street, S.W., Grandville, Michigan 49418
              (Address and Zip Code of Principal Executive Offices)


                                 (616) 534-7663
              (Registrant's Telephone Number, Including Area Code)

                                                       Exhibit Index at Page 4.

Item 2.   Acquisition or Disposition of Assets

     Effective May 19, 1997, a newly incorporated, wholly-owned subsidary of the Registrant, Light Source Acquisition Company, formed for this acquisition ("LSA") acquired substantially all of the assets of Light Source Computer Images, Inc., a California corporation, with its principal place of business located at 4040 Civic Center Drive, San Rafael, California 94939. Light Source has been engaged in the business of developing, distributing, and selling instruments and software for measurement and control of color, and the assets acquired by LSA include substantially all of the inventory, equipment, accounts receivable, intellectual property, contract rights, and all other tangible and intangible property and property rights employed in the conduct of that business. The consideration paid by the LSA for those assets was comprised of $10,841,424 in cash, the assumption of current liabilities in the amount of $751,576, and the assumption of certain specified contractual obligations. The Registrant through LSA utilized cash and short-term investments to pay the cash portion of the purchase price and discharge the assumed current liabilities.

     Light Source has sold its products primarily into the desktop publishing market, and the Registrant through LSA intends to continue to operate the business in essentially the same manner for the foreseeable future.

Item 7.   Financial Statements and Exhibits

     It is currently impractical to provide the required financial statements for Light Source Computer Images, Inc. and those statements will be filed as soon as they are available, but not later than July 2, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                   X-RITE, INCORPORATED


Dated: June 2, 1997                             By /s/ Duane Kluting
                                                    Duane Kluting
                                                    Its Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.               Description                                      Page

     2                    Asset Purchase Agreement Between Light             5
                          Source Acquisition Company and Light
                          Source Computer Images, Inc. including
                          Escrow Agreement by and between Light
                          Source Acquisition Company and Light
                          Source Computer Images, Inc. and U.S.
                          Trust Company of California, N.A.

                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                        LIGHT SOURCE ACQUISITION COMPANY


                                       AND


                       LIGHT SOURCE COMPUTER IMAGES, INC.








                                   Drafted by:

                                              VARNUM, RIDDERING, SCHMIDT
                                                & HOWLETT LLP
                                              Bridgewater Place
                                              333 Bridge Street, N.W.
                                              Post Office Box 352
                                              Grand Rapids, Michigan  49501-0352
                                              Telephone No. (616) 336-6000

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                                TABLE OF CONTENTS

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

1.1 Agreement to Purchase and Sell........................................... 1
1.2 Enumeration of Purchased Assets.......................................... 1
1.3 Real Estate.............................................................. 3
1.4 Excluded Assets.......................................................... 4

                                   ARTICLE II
                     ASSUMPTION AND DISCHARGE OF LIABILITIES

2.1 Agreement to Assume and Discharge........................................ 4
2.2 Description of Assumed Liabilities....................................... 5
2.3 No Expansion of Third Party Rights....................................... 5

                                   ARTICLE III
                      PURCHASE PRICE AND MANNER OF PAYMENT

3.1 Cash Payment............................................................. 6
3.2 Escrowed Earn-Out........................................................ 6
3.3 Assumption of Liabilities................................................ 6
3.4 Performance Bonus........................................................ 6
3.5 Resale of Technology..................................................... 7
3.6 Allocation............................................................... 8

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.1 General Statement........................................................ 8
4.2 Purchaser's Representations and Warranties............................... 9
4.3 Seller's Representations and Warranties................................. 10
CORPORATE................................................................... 10
FINANCIAL................................................................... 11
CONDUCT OF BUSINESS......................................................... 13
CONTRACTS................................................................... 14
EMPLOYEES................................................................... 17
LITIGATION AND CLAIMS....................................................... 18
ENVIRONMENTAL MATTERS....................................................... 19
REAL ESTATE................................................................. 21


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 INTELLECTUAL PROPERTY...................................................... 21
 GENERAL.................................................................... 22

                                    ARTICLE V
             CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

 5.1 Transfer of Purchased Assets........................................... 23
 5.2 Performance by Seller.................................................. 23
 5.3 Accuracy of Representations and Warranties............................. 23
 5.4 Validity of Documents.................................................. 23
 5.5 Absence of Litigation.................................................. 24
 5.6 Consents............................................................... 24
 5.7 Noncompetition Agreements.............................................. 24
 5.8 Shareholder Approval................................................... 24

                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO SELLER'S
                               OBLIGATION TO CLOSE

 6.1 Purchaser's Performance................................................ 24
 6.2 Accuracy of Representations and Warranties............................. 24
 6.3 Absence of Litigation.................................................. 25
 6.4 Shareholder Approval................................................... 25

                                   ARTICLE VII
                                     CLOSING

 7.1 Closing................................................................ 25
 7.2 Purchaser's Deliveries................................................. 25
 7.3 Seller's Deliveries.................................................... 26

                                  ARTICLE VIII
                             POST-CLOSING AGREEMENTS

 8.1 Post-Closing Agreements................................................ 27
 8.2 Inspection of Records.................................................. 27
 8.3 Certain Assignments.................................................... 28
 8.4 Use of Trademarks; References to Seller................................ 28
 8.5 Employees.............................................................. 28
 8.6 Back-Up................................................................ 28
 8.7 Accounts Receivable.................................................... 28
 8.8 Third-Party Claims..................................................... 28
 8.9 Sales and Transfer Taxes and Fees...................................... 29

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8.10 Covenant Not to Compete................................................ 29
8.11 Disclosure of Confidential Information................................. 29
8.12 Injunctive Relief...................................................... 30
8.13 Further Assurances..................................................... 30

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 General................................................................. 30
9.2 Certain Definitions..................................................... 30
9.3 Indemnification Obligations of Seller................................... 31
9.4 Purchaser's Indemnification Covenants................................... 31
9.5 Limitations on Seller's Indemnification Obligations..................... 32
9.6 Limitations on Purchaser's Indemnification Obligations.................. 32
9.7 Exclusive Remedy........................................................ 33
9.8 Third Party Claims Procedures........................................... 33
9.9 Security................................................................ 34

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 Publicity.............................................................. 34
10.2 Notices................................................................ 34
10.3 Expenses............................................................... 36
10.4 Entire Agreement....................................................... 36
10.5 Waiver................................................................. 36
10.6 Counterparts........................................................... 36
10.7 Severability........................................................... 36
10.8 Applicable Law......................................................... 37
10.9 Arbitration............................................................ 37
10.10 Binding Effect; Benefit............................................... 37
10.11 Assignability......................................................... 37
10.12 Amendments............................................................ 38
10.13 Headings.............................................................. 38
10.14 Bulk Sales Law........................................................ 38

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
                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 19th day of May, 1997, by and between LIGHT SOURCE ACQUISITION COMPANY, a Michigan corporation (the "Purchaser"), and LIGHT SOURCE COMPUTER IMAGES, INC., a California corporation (the "Seller").

                                R E C I T A L S:

     Seller is engaged in the business of developing, distributing, and selling instruments and software for measurement and control of color (the "Business"), and conducts no other business activities. Seller desires to sell, and X-Rite, Incorporated ("X-Rite") desires to purchase the Business as a going concern. Accordingly, X-Rite has formed the Purchaser as a wholly-owned subsidiary to effectuate the purchase and the parties are entering into this Agreement for the purpose of memorializing the terms and conditions upon which that sale will be consummated.

                              A G R E E M E N T S:

     In  consideration   of  the  mutual  promises,   and  upon  the  conditions
hereinafter set forth, the parties AGREE:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

     1.1 Agreement to Purchase and Sell. Purchaser shall purchase from Seller all of its assets, properties, rights and business, as a going concern, as of the date hereof, of whatever kind or nature and wherever situated or located and whether reflected on Seller's books and records or previously written-off or otherwise not shown on Seller's books and records, free and clear of any liens, claims, encumbrances, security interests, options, pledges, charges, escrows, rights of first refusal or first offer (the "Encumbrances"), other than those, if any, as are expressly described in the Disclosure Schedule and the Permitted Encumbrances as defined in Section 4.2(k), and except the Excluded Assets described in Section 1.4 below. All of the aforementioned assets, properties, rights, and business (other than the Excluded Assets) are collectively referred to in this Agreement as the "Purchased Assets".

     1.2 Enumeration of Purchased Assets. The Purchased Assets include, without limitation, the following items which are used or useable in the conduct of the
Business:

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          (a) all cash on hand and in banks,  cash  equivalents  and investments
     ("Cash");


          (b) all inventory, including, without limitation, raw materials, work in process and finished goods ("Inventory");

          (c) all furniture, fixtures, equipment (including office equipment), machinery, supplies, parts, computer hardware, tools, dies, jigs, patterns, molds, automobiles, and trucks, and all other tangible personal property including, without limitation, any of the foregoing which has been fully depreciated (the "Equipment");

          (d) all leasehold interests and leasehold improvements created by all leases of personal property, including, without limitation, automobiles used by Seller's employees under which Seller is a lessee or lessor, including those set forth on Schedule 1.2(d) (the "Leased Personalty");

          (e) all trade accounts receivable, notes receivable, negotiable instruments and chattel paper (the "Accounts Receivable");

          (f) all deposits and rights with respect thereto and all rebates due from vendors;

          (g) all contracts, claims, rights, and benefits arising therefrom with or against any person or entity, including, without limitation, all rights against suppliers under warranties covering any of the Inventory or Equipment, and all Permits and Environmental Permits;

          (h) all sales orders and sales contracts, purchase orders, and purchase contracts, quotations and bids;

          (i) all intellectual property rights, including, without limitation, patents and applications therefor, know-how, unpatented inventions, trade secrets, secret formulas, business and marketing plans, copyrights and applications therefor, trademarks and applications therefor, service marks and applications therefor, trade names, trade dress, and names and slogans used by the Business, and all goodwill associated with such intellectual property rights;

          (j) all license agreements, sales representative and sales agency agreements, distribution agreements, service agreements, supply agreements, and franchise agreements;

          (k) all customer lists, customer records, and related customer information;

          (l) All books and records that are not Excluded Assets, including, without limitation, blueprints, drawings and other technical papers, payroll, accounts receivable and

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
     payable, inventory, maintenance, and asset history records, ledgers, and books of original entry, all insurance records and OSHA and EPA files;

          (m) all insurance policies and rights thereunder that are not Excluded Assets;

          (n) all rights in connection with prepaid expenses with respect to the Purchased Assets;

          (o) all letters of credit;

          (p) all computer software, including all source codes and machine readable copies and all related documentation and designs, in whatever form and embodied in whatever media, and all licenses and leases of software and related technical service agreements; provided, however, that the source code for such computer software (the "Software") shall be transmitted by network wire from disk media owned by Seller (which disk media shall hereinafter be referred to as "Seller Media") to tape media owned by Purchaser. The Seller Media shall not be sold, transferred or delivered to Purchaser, notwithstanding anything to the contrary in this Agreement or any Exhibit hereto or the bill of sale, but shall remain the property of Seller and in its possession; provided further, however, that following transmittal of the Software, the Seller Media shall be placed in escrow with a bank or other escrow agent outside the state of California agreeable to Purchaser and shall be available upon request for a period of five years to verify the accuracy of the Software transmitted to Purchaser as provided above. During the period of escrow, Seller shall not (i) remove the Seller Media from the escrow, (ii) use or make copies of the Seller Media, or
     (iii) permit any person other than Purchaser to have access to the Seller Media. Upon written instructions from Purchaser, Seller agrees to erase the Seller Media and certify same to Purchaser.

          The retention of the Seller Media by Seller shall not imply any retention of ownership or other rights to the Software, the ownership of which shall pass to Purchaser upon transmission and Closing. The ownership of the written support documentation for said source code shall be transferred to Purchaser under the bill of sale provided for in this Agreement.

          (q) all sales and promotional materials, catalogues, and advertising literature; and

          (r) all telephone numbers and all lock boxes to which account debtors remit payments.

     1.3 Real Estate. Seller shall assign its entire rights as lessee to Purchaser for the real estate and improvements occupied by the Seller in the conduct of the Business (the "Real Estate").

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
     1.4 Excluded Assets. Notwithstanding the enumeration of the Purchased Assets set forth in Section 1.2, the Excluded Assets shall consist of the following assets of Seller relating to the Business:

          (a) the consideration delivered by the Purchaser to the Seller pursuant to this Agreement;

          (b) all rights of the Seller to receive and collect federal and state tax refunds (including interest relating thereto) and other amounts payable to the Seller by federal and state taxing authorities;

          (c) the Seller's certificate of incorporation, corporate seal, stock books, minute books, and other corporate financial records;

          (d) the Seller's income and franchise tax returns and tax records;

          (e) checkbooks and canceled checks;

          (f) rights in and to claims and litigation (and in each case benefits to the extent they arise therefrom) against third parties to the extent such claims and litigation are not in any way related to the Purchased Assets or the Assumed Liabilities, and rights in and to claims and litigation (and benefits to the extent they arise therefrom) that relate to Excluded Seller Liabilities;

          (g) insurance policies of Seller and rights in connection therewith, except to the extent that prior to the Closing, Purchaser elects, by written notice delivered to Seller, to accept assignments of any of such insurance policies, and such policies relate to the Purchased Assets and/or their continued use in the operation of the Business;

          (h) rights arising from any refunds due with respect to insurance premium payments to the extent they relate to insurance policies which constitute Excluded Assets; and

          (i) the assets, if any, described on Schedule 1.4(f).

                                   ARTICLE II
                     ASSUMPTION AND DISCHARGE OF LIABILITIES

     2.1 Agreement to Assume and Discharge. At the Closing, Purchaser shall assume and agree to discharge and perform when due all of the liabilities of Seller with respect to the Business which are specifically enumerated in Section
2.2 (the "Assumed Liabilities"). All claims against and liabilities and obligations of Seller which are not specifically assumed by Purchaser pursuant to Section 2.2, are collectively referred to herein as the "Excluded Seller

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Liabilities."  Seller  shall  pay  and  discharge  all  of the  Excluded  Seller
Liabilities in the ordinary course of business.

     2.2 Description of Assumed Liabilities. The Assumed Liabilities shall consist of the following, and only the following, liabilities of Seller:

          (a) liabilities and obligations of Seller under any purchase order, sales order, lease (including all equipment leases), license, agency, and distributorship agreement or other agreement or commitment of any kind by which Seller is bound on the Closing Date, and is assigned to Purchaser pursuant to this Agreement, and is either (i) set forth on Schedule 4.3(q) of the Disclosure Schedule, or (ii) was made in the ordinary course of business and is not required to be set forth on the Disclosure Schedule, (but, in each case, only to the extent such liabilities and obligations relate to performance after the Closing Date); and

          (b) liabilities and obligations of Seller under any Permits and Environmental Permits which are assigned or transferred to Purchaser pursuant to the provisions hereof and are either (i) set forth on Schedule 4.3(s) or 4.3(aa) of the Disclosure Schedule, or (ii) were issued in the ordinary course of business and are not required to be set forth on the Disclosure Schedule, (but, in each such case, only to the extent such liabilities and obligations relate to performance after the Closing Date); and

          (c) accrued liability for vacations and severance and health care insurance for Seller's employees that is not discharged through Purchaser's continuation of employees in the operation of the Business, up to a maximum, in the aggregate, of Five Hundred Thousand Dollars ($500,000).

          (d) the Seller's obligations for repair and replacement of its products in accordance with the terms of the Seller's standard written warranty on products currently produced by the Seller, a copy of which is contained in Schedule 2.2(d) of the Disclosure Schedule.

          (e) the Seller's  obligations to indemnify the distributors  listed on
     Schedule 2.2(e) of the Disclosure Schedule for intellectual property infringement.

          (f) the Seller's obligations to pay the sums to the creditors of Seller as set forth in Schedule 2.2(f) of the Disclosure Schedule, but only to the extent of the amounts set forth therein and only the obligation to pay money.

          (g) the Seller's credit balance obligations as set forth in Schedule 2.2(g) of the Disclosure Schedule, but only to the extent of the amounts set forth therein.

     2.3 No Expansion of Third Party Rights. The assumption by Purchaser of the Assumed Liabilities shall not expand the rights or remedies of any third party against Purchaser

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or Seller as compared to the rights and remedies such third party would have had against Seller had Purchaser not assumed the Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by Purchaser of the Assumed liabilities shall not create any third party beneficiary rights.

                                   ARTICLE III
                      PURCHASE PRICE AND MANNER OF PAYMENT

     In consideration for the Purchased Assets, Purchaser shall pay the amounts and in the manner specified below:

     3.1 Cash Payment. Purchaser shall pay to Seller, at the Closing, in the form of a certified or bank cashier's check (or wire transfer), the sum of Eleven Million Five Hundred Ninety Three Thousand Dollars ($11,593,000), less the aggregate amount of the liabilities assumed pursuant to Section 2.2(f) above, Two Hundred Fifty Thousand Dollars ($250,000) of which shall be held for one hundred eight (180) days pursuant to the terms of an Escrow Agreement of even date (the "Escrow Agreement").

     3.2 Escrowed Earn-Out. Seller shall pay into escrow, pursuant to the Escrow Agreement, at the Closing, in the form of a certified or bank cashier's check (or wire transfer), the sum of Four Million Six Hundred Thirty Eight Thousand Dollars ($4,638,000) for future distribution in accordance with the terms of that Escrow Agreement.

     3.3 Assumption of Liabilities. At the Closing, the Purchaser shall deliver to the Seller an undertaking (the "Assumption Agreement") in the form attached as Exhibit 3.3 hereto whereby the Purchaser, on and as of the Closing Date, assumes and agrees to pay, perform, and discharge when due, upon the terms and subject to the conditions of this Agreement, the Assumed Liabilities.

     3.4 Performance Bonus. Purchaser shall pay a performance bonus to Seller for Net Sales (as defined below) during X-Rite's twelve (12) fiscal quarters commencing in July 1997 (each four quarter period being referred to hereinafter as a "Fiscal Year") in excess of Eighty Eight Million Eight Hundred Thousand Dollars ($88,800,000). As used herein and in the Escrow Agreement, Net Sales shall mean the aggregate gross sales prices for sales of: (i) Seller's current products, (ii) Purchaser's and its Affiliates' (as defined in Section 4.3(m)) current products in product classes 404, 406 and 407, (iii) all improvements and modifications to such products, (iv) all replacements for such products, (v) any additional products sold by Purchaser or an Affiliate (as defined in Section 4.3(m)) of Purchaser into the desktop market, (vi) any products incorporating the Intellectual Property (as defined in Section 4.3(ii)) contained as part of the Purchased Assets and sold into the desktop market and (vii) any proceeds from the sale, license or enforcement of the Intellectual Property, net of the actual out-of-pocket expenses incurred to receive such proceeds, where in each case the gross sales prices are reduced by sales returns and allowances. Net Sales shall include one-half of the proceeds from

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the  disposition  of technology  as described in Section 3.5 below.  The bonuses shall be paid in accordance with the following schedule:

-------------------------------------------------------------------------------
       Cumulative Sales
  in Excess of $88.8 million                                 Bonus as a %
     (dollars in millions)                                  of Excess Sales
-------------------------------------------------------------------------------
            0 to 15                                                5%
-------------------------------------------------------------------------------
         over 15 to 40                                            10%
-------------------------------------------------------------------------------
            over 40                                               15%
-------------------------------------------------------------------------------

The bonus shall be paid, by certified or bank cashier's check (or wire transfer), promptly after sales for the third year of the Business Plan have been determined. Seller shall have the inspection rights, and disputes, if any, with respect to such bonuses shall be resolved, as specified in the Escrow Agreement.

     3.5 Resale of Technology.

          (a) In the event the Purchaser or an Affiliate sells or otherwise disposes of its proprietary rights to the AeQ and/or Ofoto technology (as those terms are defined in Schedule 3.5 of the Disclosure Schedule) to any third party, whether exclusively or nonexclusively, but not to the extent it is incorporated into a hardware product or an object-code software product of Purchaser or an Affiliate, prior to December 14, 2010 (the expiration date of U.S. patent No. 5,271,096), then Purchaser shall pay one-half (1/2) of the proceeds from such sale(s) to the Seller, net of out-of-pocket costs associated with the sale or disposition (a "Disposition Payment"). The payment shall be in the form of a certified or bank cashier's check (or wire transfer) to the extent any proceeds of some such disposition consist of cash or cash equivalents. In the event proceeds are in the form of royalties, or the equivalent, received in periodic installments, one-half of such proceeds shall be paid quarterly to the Seller. If some or all of the consideration given for such disposition is in the form of property or property rights not consisting of cash or cash equivalents, then the Purchaser shall promptly pay an amount equal to one-half of the fair market value of such property rights to Seller by certified or bank cashier's check (or wire transfer).

          (b) Purchaser shall use its best efforts to compile all financial information with respect to any disposition referred to in clause (a) above and all other information relevant to the calculation of any Disposition Payment promptly upon the consummation of any such disposition (and in any event within 45 days of the consummation of such disposition), and shall calculate the amount, if any, of the Disposition Payment in accordance with the terms of this Agreement, and will promptly provide such information and calculation to Seller, together with

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a certificate of X-Rite's Chief Financial Officer that such information is true, correct and complete.

          (c) With respect to the financial information and calculation provided to Seller by Purchaser pursuant to clause (b) above, Seller shall have thirty (30) days after receipt of such information and calculation to object thereto. If Seller does not object within such thirty (30)- day period, Purchaser shall, within five (5) business days of the end of such thirty (30)-day period, pay the amount, if any, of the Disposition Payment so calculated and set forth in such notice. If Seller objects to the financial information or the calculation of the Disposition Payment, it shall notify Purchaser of such objection and shall have the right to have such financial information and calculation audited by auditors of Seller's choice at Seller's expense, and shall notify Purchaser of its intention to do so within such thirty (30)-day period. If the audit results in an upward adjustment of the Disposition Payment calculation due to an increase in the proceeds from such disposition of more than one percent (1%), then Purchaser shall reimburse Seller for the cost of the audit.

          (d) Any audit of the financial information and calculation of a Disposition Payment must be completed within ninety (90) days of the date Seller notifies Purchaser of its objection to the financial information or calculation of the Disposition Payment provided by Purchaser. Purchaser shall pay to Seller the amount, if any, of the Disposition Payment shown by such audit report to be due to Seller in accordance with this Agreement within five (5) business days after the receipt of such audit report.

          (e) The payment of any Disposition Payment shall not constitute a waiver of or be deemed to abridge or modify any rights or remedies of any party to challenge the calculation or payment of any Disposition Payment.

     3.6 Allocation. Purchaser and Seller agree that the Purchase Price shall be allocated as set forth on Schedule 3.6, and that no tax return will be filed with any governmental authority inconsistent with such allocation.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     4.1 General Statement. The parties make the representations and warranties to each other which are set forth in this Article IV. All such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement and in any schedule or closing document delivered by a party hereto to the other party pursuant to this Agreement or in connection herewith shall survive the Closing (and none shall merge into any instrument of conveyance) for the period set forth in Article IX, regardless of any investigation or lack of investigation by any of the parties to this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. All representations and warranties of Seller are made subject to the exceptions which are noted

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in the  schedule  delivered  by Seller to  Purchaser  concurrently  herewith and identified by the parties as the "Disclosure Schedule," irrespective of whether the text of the relevant representations and warranties makes reference thereto. Any fact or item which is disclosed in any section of the Disclosure Schedule to a representation or representations made elsewhere in this Agreement or to the information called for by another section or other sections of the Disclosure Schedule shall be deemed to be an exception to such representation or representations or to be disclosed in such other section or sections, as the case may be, notwithstanding the omission of a reference or cross-reference thereto.

     4.2 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that:

          (a) Purchaser is a wholly-owned subsidiary of X-Rite, Incorporated and is a corporation duly organized, existing, and in good standing under the laws of the state of Michigan. The Purchaser has all necessary corporate power and authority to conduct the Business after the Closing;

          (b) Purchaser has full power and authority to enter into and perform its obligations arising under this Agreement and all documents and instruments to be executed by Purchaser pursuant to this Agreement (collectively, "Purchaser's Ancillary Documents"). This Agreement has been, and Purchaser's Ancillary Documents will be, duly executed and delivered by duly authorized officers of Purchaser. This Agreement and each of Purchaser's Ancillary Documents constitute a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms.

          (c) No consent, authorization, order or approval of, or filing or registration with any governmental authority or other person is required for the execution and delivery by Purchaser of this Agreement and Purchaser's Ancillary Documents, or the consummation by Purchaser of the transaction contemplated by this Agreement and Purchaser's Ancillary Documents.

          (d)  Neither  the  execution  and  delivery  of  this   Agreement  and
     Purchaser's Ancillary Documents by Purchaser, nor the consummation by Purchaser of the transaction contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Purchaser, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award binding upon Purchaser.

          (e) Purchaser is not a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Purchaser according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely

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     performance  by Purchaser  according to the terms of this  Agreement may be prohibited, prevented or delayed.

          (f) X-Rite's sales of its desktop products (product classes 404, 406, and 422) for the year ended December 31, 1996, were in an amount equal to Eleven Million Five Hundred Thousand Dollars ($11,500,000).

          (g) Neither the Purchaser nor any of its directors, officers, employees, or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

          (h) The representations and warranties of the Purchaser in this Agreement, and all representations, warranties, and statements of the Purchaser contained in any schedule (or attachment to such schedule) or closing document delivered pursuant hereto or in connection herewith, do not omit to state a material fact necessary in order to make the representations, warranties, or statements contained herein or therein not misleading.

     4.3 Seller's Representations and Warranties. Seller represents and warrants to Purchaser that, except as set forth in the Disclosure Schedule:

                                    CORPORATE

          (a) Seller is a corporation duly organized, existing and in good standing, under the laws of the state of California. The Seller has all necessary corporate power and authority to conduct the Business as the Business is now being conducted.

          (b) Seller has qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of the Business or the nature or location of its assets which are used in the Business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Business. All jurisdictions in which the Seller is qualified as a foreign corporation are set forth in the Disclosure Schedule.

          (c) Seller has full corporate power and authority to enter into and perform its obligations arising under this Agreement and all documents and instruments to be executed by Seller pursuant to this Agreement (collectively, "Seller's Ancillary Documents"). This Agreement has been, and Seller's Ancillary Documents will be, duly executed and delivered by duly authorized officers of Seller. This Agreement and each of Seller's Ancillary Documents constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

          (d) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Seller of this Agreement and Seller's Ancillary Documents or the consummation by Seller of the

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     transaction contemplated by this Agreement and Seller's Ancillary Documents
     (other than the approval of the Seller's shareholders, which it shall use its best efforts to obtain prior to Closing).

          (e) Neither the execution and delivery of this Agreement and Seller's Ancillary Documents by Seller, nor the consummation by Seller of the transaction herein contemplated, will conflict with or result in a breach of any of the terms, conditions, or provisions of the Seller's respective Certificate of Incorporation or Bylaws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment, or decree of any court or any governmental authority or of any arbitration award binding upon Seller or the Business.

          (f) True and complete copies of the Seller's Certificate of Incorporation and all amendments thereto, and the Bylaws as amended and currently in force, have been furnished for inspection by Purchaser. Seller does not own, directly or indirectly, any capital stock or other equity securities of any corporation or other entity engaged in, or which is a customer or supplier of the Business, or have any direct or indirect equity interest in, or operate, manage or otherwise control any business which engages in, or which is a customer or supplier of the Business.

                                    FINANCIAL

          (g) The Seller's books, accounts, and records with respect to the Business are, and have been maintained in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles (GAAP), and all material transactions to which the Seller is or has been a party with respect to the Business are properly reflected therein.

          (h) Complete and accurate copies of the 1996 year-end financial statements and a April 26, 1997 balance sheet are contained in the Disclosure Schedule. All such financial statements are referred to herein collectively as the "Financial Statements". The Financial Statements fairly present the financial position of the Business as of the respective dates thereof, and the results of operations and cash flows of the Business for the respective periods covered by said statements, in accordance with GAAP, consistently applied. Complete and correct copies of all attorney's responses to audit inquiry letters with respect to the Business and all management letters from independent accountants with respect to the Business for the last five (5) fiscal years, have been furnished to the Purchaser. Schedule 4.3(h) contains a complete listing of all of Seller's obligations to pay money in excess of Fifty Thousand Dollars ($50,000) in the aggregate to any creditor, irrespective of maturity date, except for Assumed Liabilities other than those obligations described in Section 2.2(f) above.

          (i) To the best of Seller's knowledge, none of the accounts receivable which are reflected on the Financial Statements or which arose subsequent to April 26, 1997, is or was subject to any counterclaim or setoff. All of such receivables arose out of bona fide, arms-length transactions for the sale of goods or performance of services, and, to the best of Seller's

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     knowledge,  all such  receivables  are good and  collectible  (or have been collected) in the ordinary course of business using normal collection practices at the aggregate recorded amounts thereof, less the amount of applicable reserves for doubtful accounts and allowances, and discounts. All such reserves, allowances and discounts, were and are adequate and consistent in extent with reserves, allowances and discounts previously maintained by the Business in the ordinary course of business. Adequate provision has been timely made in the Financial Statements with respect to doubtful accounts, and the Financial Statements reflect all discounts, returns and allowances granted by Seller with respect to the periods covered thereby. Since April 26, 1997, there has not been a material change in the aggregate amount of the accounts receivable of the Business or the aging thereof. The Business has no outstanding sales on consignment, sales on approval, sales on return or guaranteed sales that are material in amount.

          (j) All inventory which is held for sale or resale consists of items of a quantity and quality historically useable and/or saleable in the normal course of business, except for items of obsolete and slow-moving material and materials which are below standard quality, all of which have been written down to estimated net realizable value on an item by item basis. With the exception of items of below standard quality which have been written down to their estimated net realizable value, the inventory is free from material defects in materials and/or workmanship. The supply of spare parts in the inventory, the product mix of such inventory and the raw materials and work in process necessary to convert to finished goods is not materially out of balance in relation to the sales experience of the Business during the past five years and is consistent with Seller's expectations of the demands of the customers of the Business. Since April 26, 1997, there has not been a material change in the level of the inventory of Seller with respect to the Business.

          (k) Seller has good, valid, and legal title to, and the corporate power to sell, the Purchased Assets, free and clear of any Encumbrances, except for the following "Permitted Encumbrances": (i) statutory liens for taxes not yet due, (ii) liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not yet due; (iii) conditions, restrictions, and easements of record which are set forth on the Disclosure Schedule. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Purchased Assets, other than instruments reflecting or creating the Permitted Encumbrances, has been recorded, filed, executed or delivered.

               (l) The Disclosure Schedule contains a true and correct list and description (including coverages, deductibles and expiration dates) of all insurance policies which are owned by the Seller relating to the conduct of the Business or which name the Seller as an insured and which pertain to the Purchased Assets or the Business, or employees who are employed in the conduct of the Business. In the three (3) year period ending on the date hereof, the Seller has not received any written notice from, or on behalf of, any insurance carrier issuing such policies, to the effect that insurance rates will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks), that there will

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          hereafter  be no  renewal  of an  existing  policy,  or that  material alteration of any Purchased Asset, purchase of additional equipment, or material modification of any method of conducting the Business, will be required or is suggested.

          (m) The Disclosure Schedule describes each: (i) business relationship relating to or in connection with the conduct of the Business (excluding employee compensation, severance and other ordinary incidents of employment or termination of employment) existing on the date of this Agreement between any present or former officer, director, or Affiliate of the Seller, (collectively "Related Parties" and individually "Related Party") and the Seller; (ii) transaction relating to or in connection with the conduct of the Business occurring between January 1, 1995, and the date of this Agreement between the Seller and any Related Party; and (iii) amount owing by or to any of the Related Parties, respectively, to or from the Seller relating to or in connection with the conduct of the Business as of the date of this Agreement. No property or interest in any property (including, without limitation, designs and drawings) which relates to and is or will be necessary or useful in the present operation of the Business, is presently owned by or leased by or to any Related Party. Seller has no interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with the Business. As used herein, an "Affiliate" is any person or entity which controls a party to this Agreement, which that party controls, or which is under common control with that party.
     "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

                               CONDUCT OF BUSINESS

          (n) Since  February  22,  1997,  Seller has not,  with  respect to the
     Business:

               (i) sold, assigned, leased, exchanged, transferred, or otherwise disposed of any of its assets or property (including sales and transfers to Related Parties), except for (a) sales of inventory in the usual and ordinary course of business in accordance with the past practices of the Business, and (b) sales of assets which did not exceed Twenty-Five Thousand Dollars ($25,000) for any item or One Hundred Thousand Dollars ($100,000) in the aggregate;

               (ii) suffered any material casualty, damage, destruction, or loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike, or other hazard or Act of God;

               (iii) waived any material right or canceled or compromised any debt or claim, other than in the ordinary course of business;

               (iv) made (or committed to make) capital expenditures in an amount which exceeds $25,000 for any item or $100,000 in the aggregate;

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               (v) increased the compensation payable to any employee, including bonuses;

               (vi)  paid  or  incurred  any   management  or  consulting   fees
          (excluding contract labor for programming);

               (vii) hired or terminated any employee who has an annual salary in excess of $30,000;

               (viii) made any change in accounting methods or principles not disclosed in the notes to the Financial Statements;

               (ix) declared or paid any dividend or other distribution on, or redeemed, purchased or otherwise retired any shares of its capital stock; or

               (x) operated the Business other than in the usual and ordinary course.

          (o) The Seller has not suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, or financial condition of the Business, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between Seller and any of the key employees of the Business.

          (p) Since April 14, 1997 (the date of Seller's Account Review and Forecast), no "Significant Customer" (as herein defined) has terminated its business relationship with Seller, and Seller has no knowledge that a significant Customer has threatened to hereafter terminate its business relationship with it or to limit or alter its projected business relationship with it in a manner which would have or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, or financial condition of Seller taken as a whole (a "Material Adverse Effect"). Seller has no knowledge of any intention of or indication by a "Significant Supplier" (as herein defined) to terminate its business relationship with it or to limit or alter its business relationship with it in a manner which would have or would reasonably be expected to have a Material Adverse Effect. As used herein, "Significant Customer" means any customer which was projected in Seller's Account Review and Forecast to purchase $50,000 or more of goods. As used herein, "Significant Supplier" means any supplier from whom the Seller has purchased $50,000 or more of goods during fiscal years.

                                    CONTRACTS

          (q) Except as set forth on Schedule 4.3(q), the Seller is not a party to, or bound by, or the issuer, beneficiary or recipient of, any undischarged written or oral:

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               (i)  contract  for  the   employment   for  any  period  of  time
          whatsoever, or in regard to the employment, or restricting the employment, of any employee;

               (ii)   consulting   agreement   (excluding   contract  labor  for
          programming);

               (iii) collective bargaining agreement;

               (iv) plan, policy or contract or arrangement providing for bonuses, options, deferred compensation, retirement payments, severance benefits, profit sharing, medical and dental benefits or the like which shall become an obligation of the Purchaser as of the Closing Date;

               (v) contract for the purchase of equipment, inventory, or other materials having a price under any such contract in excess of $25,000 per annum;

               (vi) contract for the sale of any equipment, inventory or other assets in excess of $5,000, except for sales of inventory in the ordinary course of business;

               (vii) contract or agreement restricting in any manner the Seller's right to compete with, sell to, or purchase from, any other person, or to employ any person, or restricting the right of any other party to compete with the Business, or restricting the ability of any person or entity to employ any of Seller's employees employed in the conduct of the Business;

               (viii) secrecy or confidentiality agreement;

               (ix)   contract   of   agency,   representation,    distribution,
          dealership, or franchise which cannot be canceled by the Seller without payment or penalty upon notice of thirty (30) days or less;

               (x) contract for the advertisement, display or promotion of any products or services which cannot be canceled by Seller without payment or penalty upon notice of thirty (30) days or less which involves payments in excess of $10,000;

               (xi) service contract affecting any of the Purchased Assets where the annual service charge is in excess of $25,000 and has an unexpired term as of the Closing Date in excess of thirty (30) days;

               (xii) contract, order, pricing agreement, or quotation for the sale of goods or the performance of services which, if performed in accordance with its terms, could not be performed by Seller with a positive gross profit, or which could not be performed within the time limits or other terms therein provided or, when actually performed, would result in an obligation (contractual or otherwise) to pay damages or penalties;

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               (xiii) guaranty,  performance,  bid or completion bond, or surety or indemnification agreement;

               (xiv) contract with any railroad or other transportation company which involves payments in excess of $10,000;

               (xv) lease or sublease, either as lessee or sublessee, lessor or sublessor, of real or personal property or intangibles, where the lease or sublease provides for an annual rent in excess of $25,000 and has an unexpired term as of the Closing Date in excess of thirty (30) days;

               (xvi) contract for the purchase, sale, or removal (as the case may be) of electricity, gas, water, telephone, coal, sewage, power or other utility service which involves payments in excess of $10,000;

               (xvii) contract for the treatment or disposal of Hazardous Materials;

               (xviii) industrial security clearance;

               (xix) contract not specifically enumerated above which provides for the receipt or expenditure by Purchaser after such assignment of more than $25,000, except agreements for the sale of goods or the rendering of services by Seller in the ordinary course of business.

All contracts, leases, subleases and other instruments referred to in this Section, and all other contracts or instruments to which the Seller is a party or by which it is bound and which relate to the Business, are in full force and binding upon the Seller and, to the knowledge of the Seller, are in full force and binding upon the parties thereto. No default by the Seller has occurred thereunder and, to the best of Seller's knowledge, no default by the other contracting parties has occurred thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by Seller or, to Seller's knowledge, the other contracting party thereunder. The Seller has not released or waived any of its rights under any contract, lease, sublease or other instrument which relates to the Business.

          (r) The Seller is not a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Seller according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by the Seller according to the terms of this Agreement may be prohibited, prevented or delayed which would be required to be disclosed under Section 4.3(q).

          (s) The Disclosure Schedule identifies a true and correct copy of every material license, permit, registration, governmental approval and consent applied for, pending

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     by, issued or given to the Seller, with respect to the Business,  and every material agreement with governmental authorities (federal, state, local, or foreign) entered into by the Seller, with respect to the Business, which is in effect or has been applied for or is pending, exclusive of Environmental Permits (the "Permits"). The Permits constitute all licenses, permits, registrations, approvals, agreements and consents (other than Environmental Permits) which are required in order to conduct the Business as presently conducted, except where the failure to obtain any such Permit would not require the payment of $2,500 or more or otherwise materially and adversely affect the Business.

                                    EMPLOYEES

          (t) Neither  Seller nor any  affiliate of Seller as  determined  under
     Section 414(b), (c), (m), or (o) ("ERISA Affiliate") of the Internal Revenue Code of 1986, as amended (the "Code") maintains, administers, or contributes to any Employee Benefit Plan as defined in Section 3(3) of ERISA that will become an obligation of the Purchaser as of or after the Closing Date, including any: employee pension benefit plan (as defined in
     Section 3(2) of ERISA ("Plan"), including, without limitation, any multi-employer plan as defined in Section 3(37) of ERISA ("Multi-employer Plan"); employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Welfare Plan"); or bonus, deferred compensation, stock purchase, stock option, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or plan, policy, practice or similar arrangement ("Employee Benefit Plan"); other than those plans described in the Disclosure Schedule.

          (u) With respect to employees of the Seller:

               (i) there is no pending or, to Seller's knowledge, threatened unfair labor practice charges or employee grievance charges;

               (ii) there is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the best of Seller's knowledge, threatened;

               (iii) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and Seller has no knowledge of any existing claims therefor;

               (iv) except as set forth on the Disclosure Schedule, the employment of each of its employees is terminable at will without cost to the Seller except for payments required under the Plans, Welfare Plans, and Employee Benefit Plans and payment of accrued salaries or wages and vacation pay. No employee or former employee has any right to be rehired by the Seller prior to the Seller hiring a person not previously employed by the Seller.

               (v) the Disclosure Schedule contains a true and complete list of all full and part time employees (other than temporary employees) and said list correctly reflects their

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          salaries,  wages,  other  compensation  (other than benefits under the
          Plans, Welfare Plans, and Employee Benefit Plans), dates of employment and positions;

               (vi) either the Seller has complied with the notice and any other requirements of the Worker Adjustment Retraining Notification Act ("WARN Act") within the time period required therein, in view of the Closing Date, or such compliance is not required because the consummation of this transaction will not result in a "plant closing" or "mass layoff" within the meaning of the WARN Act, and Seller has complied with the comparable requirements of all other applicable state and local laws pertaining to employees of the Business of Seller who may be affected by the transaction contemplated hereby .

                              LITIGATION AND CLAIMS

          (v) There is no litigation  or  proceeding,  in law or in equity,  and there are no proceedings or governmental investigations before any commission or other administrative authority, pending, or, to the best of Seller's knowledge, threatened (except for threats by trade creditors), against the Seller with respect to or affecting or arising out of the Business, directly or indirectly, or with respect to the consummation of the transaction contemplated hereby, or the use of the Purchased Assets.

          (w) Seller has no knowledge of any facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted, would have or would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transaction contemplated hereby, or the use of the Purchased Assets.

          (x) The Seller has not made any oral or written warranties with respect to the quality or absence of defects of the products or services which it has sold or performed in the conduct of the Business which are in force as of the date hereof, except for those warranties which are described in the Disclosure Schedule. There are no claims pending or, to the best of Seller's knowledge, reasonably anticipated or threatened against the Seller with respect to the quality of, or absence of defects in such products or services which would have or would reasonably be expected to have a Material Adverse Effect, or adversely affect the consummation of the transactions contemplated hereby, or the use of the Purchased Assets. The Disclosure Schedule sets forth a summary, which is accurate in all material respects, of returns of defective products of the Business during the period beginning January 1,1996, and ending on the date hereof, and the aggregate dollar amount of credits and allowances for defective products given to customers during said period. Seller has no knowledge or reason to believe that the percentage of products sold and services performed by the Seller in the conduct of the Business for which warranties are presently in effect and for which warranty adjustments can be expected during unexpired warranty periods which extend beyond the Closing Date will be higher than the percentage of such products and services which Seller has sold and performed in the conduct of the Business for which warranty adjustments have been required in the past. The Seller has

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     not been required to pay direct,  incidental,  or consequential  damages to any person in connection with any of such products or services at any time during the three (3) year period preceding the date hereof.

          (y) The Seller is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to the properties, assets, personnel or business activities of the Business.

          (z) The Seller is not, with respect to the Business, in violation of, or delinquent with respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or Permit from, any federal, state, provincial, county, or local governmental authority (or to which the properties, assets, personnel, business activities of the Business, is subject), including, without limitation, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, occupational health and safety, wages and bonuses, and discrimination which would have or would reasonably be expected to have a Material Adverse Effect, or adversely affect the consummation of the transactions contemplated hereby, or the use of the Purchased Assets.

                              ENVIRONMENTAL MATTERS

          (aa) The Seller is in compliance in all material respects with all Environmental Laws and Environmental Permits, except for any noncompliance which would not have or reasonably be expected to have a Material Adverse Effect, or adversely affect the consummation of the transactions contemplated hereby, or the use of the Purchased Assets. A copy of any notice, citation, inquiry, or complaint which has been received in the past three years of any alleged violation of any Environmental or Environmental Permit relating to the Business is contained in the Disclosure Schedule, and all violations alleged in said notices have been corrected. The Seller possess all material Environmental Permits which are required for the operation of the Business, and is in compliance in all material respects with the provisions of all such Environmental Permits. Copies of all currently effective Environmental Permits with respect to the conduct of the Business are contained in the Disclosure Schedule.

          (bb) There has been no storage, treatment, generation, transportation, or Release of any Hazardous Materials by the Seller or, to Seller's knowledge, its predecessors in interest, or by any other person or entity for which it is or may be held responsible, at any Facility or any Offsite Facility in violation of, or which could give rise to any obligation under, Environmental Laws, except for any storage, treatment, generation, transportation, or Release of any Hazardous Materials which would not have or reasonably be expected to have a Material Adverse Effect, or adversely affect the consummation of the transactions contemplated hereby, or the use of the Purchased Assets.

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          (cc)  The  Disclosure  Schedule  sets  forth  a  complete  list of all
     Containers that are now present at, or have heretofore been removed from, the Real Estate. All such Containers which have been heretofore removed have been removed in accordance with all then applicable Environmental Laws.

          (dd) For purposes of this Agreement:

               (i) "Containers" means above-ground and underground storage tanks;

               (ii) "Environmental Laws" means all federal, state, and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, in effect as of the Closing Date, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; air, soil, surface or ground water or noise pollution; Releases; protection of wildlife, endangered species, wetlands or natural resources; Containers; health and safety of employees and other persons; and notification requirements relating to the foregoing;

               (iii)   "Environmental   Permits"   means   licenses,    permits,
          registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws;

               (iv)   "Facility"   means  any   facility   as   defined  in  the
          Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et as amended and reauthorized ("CERCLA");

               (v) "Hazardous Materials" means: pollutants, contaminants, pesticides, petroleum and petroleum products, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of or regulated by any Environmental Law, including without limitation any (i) "hazardous substance" as defined in CERCLA, and (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, 42 U.S.C., Section 6902 et seq. as amended and reauthorized ("RCRA")

               (vi)  "Offsite   Facility"   means  any  Facility  which  is  not
          presently, and has not heretofore been, owned, leased or occupied by Seller with respect to the Business;

               (vii)  "Release"  means any  spill,  discharge,  leak,  emission, escape, injection, dumping, or other release or threatened release of any Hazardous Materials into the environment, whether or not notification or reporting to any governmental agency was or is, required, including, without limitation, any Release which is subject to CERCLA.

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                                   REAL ESTATE

          (ee) Seller has full corporate power and authority to lease the Real Estate. The Disclosure Schedule accurately sets forth the street address and description of the Real Estate. The Real Estate is not subject to any subleases or other tenancies. None of the improvements comprising the Real Estate or the businesses conducted by Seller thereon, are in material violation of any federal, state, county, or municipal use or occupancy restriction, limitation, condition, or covenant of record or any federal, state, county, or municipal zoning or building law, code, or ordinance or public utility easement, except for any violations of any federal, estate, county, or municipal use or occupancy restriction, limitation, condition, or covenant of record or any federal, state, county, or municipal zoning or building law, code, or ordinance or public utility easement which would not have or reasonably be expected to have a Material Adverse Effect, or adversely affect the consummation of the transactions contemplated hereby or the use of the Purchased Assets. To the best of Seller's knowledge, no material expenditures are required to be made for the repair or maintenance of any improvements on the Real Estate.

          (ff) The Real Estate is served by gas, electricity, water, sewage and waste disposal and other utilities adequate to use the facility as presently used, and none of the utility companies serving the facility has threatened Seller with any reduction in service. Such utilities either enter the Real Estate through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid, permanent public or private easements which, following the Closing, will inure to the benefit of Purchaser, its successors and assigns. All of said utilities are installed and operating and all installation and connection charges have been paid for in full.

          (gg) There are no condemnation proceedings pending or, to the best of Seller's knowledge, threatened with respect to any portion of the Real Estate. There is no tax assessment (in addition to the normal, annual general real estate tax assessment) pending or, to the best of Seller's knowledge, threatened with respect to any portion of the Real Estate.

          (hh) To the best of Seller's knowledge, the building and other facilities located on the Real Estate are in good condition and repair and are free of any structural or engineering defects (regardless of whether latent or patent). The continued maintenance and operation of the Real Estate as currently maintained and operated is not dependent on facilities located at other property, and the continued maintenance and operation of any other property is not dependent on facilities located on the Real Estate.

                              INTELLECTUAL PROPERTY

          (ii) Except for those assets which are Excluded Assets, the Disclosure
     Schedule identifies all of the following, if any, which are used in the Business or in which the Seller claims any ownership rights in connection with the Business: (i) all trademarks, service marks, slogans, trade names, trade dress and the like which have been registered or for which there are

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     pending registrations to register such rights (collectively the "Registered
     Trademarks"), together with information regarding any registrations and pending applications to register any such rights; (ii) all patents on and pending applications to patent any technology or design; (iii) all registrations of, and applications to register copyrights; and (iv) all licenses of rights in computer software, Trademarks, patents, copyrights, unpatented formulations, manufacturing methods and other know-how, whether to or by the Seller, which are not Excluded Assets. The rights required to
     be  scheduled   pursuant  to  the  previous   sentence,   the  unregistered
     trademarks, service marks, slogans, trade names, trade dress and the like which are material to the business (collectively, the "Unregistered
     Trademarks"  and,   collectively  with  the  Registered   Trademarks,   the
     "Trademarks") and all proprietary formulations, manufacturing methods, know-how and trade secrets which are material to the Business are referred to herein collectively as the "Intellectual Property."

          (jj) (i) Seller is the owner of, or duly licensed to use each Trademark and its associated goodwill and each copy of computer software included within the Purchased Assets; (ii) each Trademark registration exists and has been maintained in good standing; (iii) each patent and application included in the Intellectual Property exists, is owned by or licensed to Seller and has been maintained in good standing; (iv) each copyright registration exists and is owned by Seller; (v) to the best of Seller's knowledge, no other firm, corporation, association or person claims the right to use, in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (vi) Seller has no knowledge of any claim or any reason to believe that any third party asserts ownership rights in any of the Intellectual Property; (vii) Seller has no knowledge of any claim or any reason to believe that Seller's use of any Intellectual Property infringes any right of any third party; and (viii) Seller has no knowledge or any reason to believe that any third party is infringing any of Seller's rights in any of the Intellectual Property.

                                     GENERAL

          (kk) Neither the Seller nor, to the best of Seller's knowledge, any of its current officers, directors, employees, agents, or representatives has made, directly or indirectly, with respect to the Business, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of the Seller, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business. Without limiting the generality of the foregoing, the Seller has not, with respect to the Business, directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

          (ll) The Purchased Assets, in combination with the Real Estate to be leased, are adequate to conduct the Business as it is presently being conducted.

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          (mm)  The  Equipment  and  Leased  Personalty  are in  good  operating condition and repair (ordinary wear and tear excepted).

          (nn) The Seller has not attempted to dissuade any present employees, representatives or agents who are employed in the conduct of the Business from becoming associated with Purchaser.

          (oo) Neither the Seller nor any of its directors, officers, or employees have retained, employed, or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

          (pp) The representations and warranties of Seller in this Agreement, and all representations, warranties and statements of Seller contained in any schedule (or attachment to such schedule) or closing document delivered pursuant hereto or in connection herewith, do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading.

                                    ARTICLE V
             CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

     The obligation of Purchaser to close this transaction is expressly subject to the conditions, any of which may be waived by Purchaser, that, on or before the Closing Date:

     5.1 Transfer of Purchased Assets. All actions, proceedings, instruments, and documents necessary or appropriate to consummate the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been reasonably approved by counsel for Purchaser.

     5.2 Performance by Seller. Seller shall have performed and complied in all material respects, with all agreements, covenants, and conditions required by this Agreement to have been performed or complied with by it prior to or at the time of Closing, including the delivery of documents pursuant to Section 7.3.

     5.3 Accuracy of Representations and Warranties. The representations and warranties made by Seller herein shall be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of such date, except for all such inaccuracies which would not have or reasonably be expected to have a
Material Adverse Effect, or adversely affect the consummation of the transactions contemplated hereby, or the use of the Purchased Assets.

     5.4 Validity of Documents. The instruments executed and delivered to Purchaser by Seller pursuant to this Agreement shall be valid in accordance with their terms, and effectively vest in Purchaser good and marketable title to the Purchased Assets and business as contemplated

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
by  this  Agreement,  free  and  clear  of  any  liabilities,   obligations,  or
encumbrances, except those liabilities expressly assumed by Purchaser and those encumbrances expressly permitted by Purchaser, both as provided herein.

     5.5 Absence of Litigation. No litigation, administrative procedure, or administrative investigation shall have been commenced or threatened against Purchaser or Seller challenging or seeking to enjoin the consummation of any transaction contemplated in this Agreement, or seeking to impose upon Purchaser any liabilities or obligations which are not to be specifically assumed by Purchaser under this Agreement.

     5.6 Consents. All necessary consents of governmental authorities, lessors, lenders, and other third parties shall have been obtained, except where the failure to obtain any such consents would not subject the Seller to a material penalty or loss. Notwithstanding the foregoing, receipt of the consents of any third party to the assignment of any contract, lease, or agreement which is not (and is not required to be) disclosed in the Disclosure Schedule shall not be a condition to the Purchaser's obligation to close, provided that the aggregate of such contracts, leases, and agreements does not represent a material portion of the Seller's sales or expenditures. After the Closing, the Seller shall continue to use its reasonable efforts to cooperate with the Purchaser to obtain any such consents or approvals.

     5.7 Noncompetition Agreements. Noncompetition agreements in form and substance satisfactory to Purchaser shall have been obtained from the Seller's officers.

     5.8 Shareholder Approval. This Agreement and the Seller's Ancillary Documents and the transactions contemplated hereby and thereby shall have been approved by the shareholders of the Seller.

                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO SELLER'S
                               OBLIGATION TO CLOSE

     The obligation of Seller to close this transaction is subject to the conditions, any of which may be waived by Seller, that, on or before the Closing
Date:

     6.1 Purchaser's Performance. Purchaser shall have performed and complied, in all material respects, with all agreements, covenants, and conditions required by this Agreement to have been performed or complied with by it prior to or at the time of closing, including the delivery of documents pursuant to
Section 7.2.

     6.2 Accuracy of Representations and Warranties. The representations and warranties made by Purchaser herein shall be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of such date, except for all such inaccuracies which would not have or reasonably

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be  expected  to have a material  adverse  effect on the  business,  operations, assets, liabilities, or financial condition of the Purchaser taken as a whole, or adversely affect the consummation of the transactions contemplated hereby, or the use of the Purchased Assets.

     6.3 Absence of Litigation. No litigation, administrative procedure, or administrative investigation shall have been commenced or threatened against Purchaser or Seller challenging or seeking to enjoin the consummation of any transaction contemplated in this Agreement, or seeking to impose upon Purchaser any liabilities or obligations which are not to be specifically assumed by Purchaser under this Agreement.

     6.4 Shareholder Approval. This Agreement and the Seller's Ancillary Documents and the transactions contemplated hereby and thereby shall have been approved by the shareholders of the Seller.


                                   ARTICLE VII
                                     CLOSING

     7.1 Closing. The transaction contemplated herein shall be closed (the "Closing") at the offices of Cooley Godward LLP in Palo Alto, California, on the date hereof, or at such later date (the "Closing Date") as the parties may mutually agree. At or before the Closing, the parties shall deliver the documents and shall perform the acts which are set forth in this Article VII.

     7.2 Purchaser's Deliveries. Purchaser shall execute and/or deliver to Seller all of the following:

          (a) a certified or bank cashier's check (or wire transfer) as required by Section 3.1 hereof;

          (b)  the   Assumption   Agreement   of  even  date  (the   "Assumption
     Agreement"), duly executed by the Purchaser;

          (c) a certified copy of Purchaser's Articles of Incorporation and Bylaws;

          (d) a certificate of good standing of Purchaser, issued not earlier than ten (10) days prior to the Closing Date by the Michigan Department of Commerce;

          (e) the written opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel to Purchaser, addressed to Seller, in substantially the form of Exhibit A attached hereto;

          (f) the Escrow Agreement, duly executed by Purchaser and the Escrow Agent;

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          (g) a Resale  Certificate,  duly  executed by  Purchaser,  pursuant to
     Regulation 1668 of the California Sales and Use Tax Regulations;

          (h) without limitation by the specific enumeration of the foregoing, all other documents required from Purchaser to consummate the transaction contemplated hereby; and

          (i) a certificate, dated the Closing Date, signed by Purchaser's Secretary/Treasurer, certifying to the best of his knowledge, after investigation by him, that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

     7.3 Seller's Deliveries. Seller shall deliver to Purchaser physical possession of all tangible Purchased Assets, and shall execute (where applicable in recordable form) and/or deliver or cause to be executed and/or delivered to Purchaser all of the following:

          (a) a certified or bank cashier's check (or wire transfer) as required by Section 3.2 hereof to the Escrow Agent;

          (b) certified copies of the Certificate of Incorporation and Bylaws of the Seller;

          (c) certificates of good standing of Seller, issued not earlier than ten (10) days prior to the Closing Date by the California Secretary of State.

          (d) certified copies of resolutions of Seller's board of directors and shareholders authorizing the execution, delivery, and performance of this Agreement and Seller's Ancillary Documents.

          (e) a bill of sale conveying all of the Inventory, Equipment, and other personal property included in the Purchased Assets to Purchaser, free and clear of all liens, claims, encumbrances and security interests other than Permitted Encumbrances and containing the warranties of title set forth in this Agreement;

          (f) an assignment to Purchaser of its interest in the Real Estate and all of the Purchased Assets, other than the Inventory, Equipment, and the other personal property specified in Section 7.3(e) above, along with the original instruments (if any) representing, evidencing or constituting the same, free and clear of all material liens, claims, encumbrances and security interests other than Permitted Encumbrances and containing the warranties of title set forth in this Agreement. To the extent necessary in the opinion of Purchaser's counsel, Seller shall also execute and deliver (in recordable form where required) separate assignments of any of the Purchased Assets, and where applicable, in the form required by the applicable governmental agencies, insurance companies, customers, lessors, and other parties with whom the assignments must be filed;

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          (g) the  written  opinion of Cooley  Godward  LLP,  counsel to Seller, addressed to Purchaser, in substantially the form of Exhibit C attached hereto;

          (h) releases of all liens and other encumbrances and security interests held by Imperial Bank, Barco N.V., Mayfield Associates, Mayfield Software Technology Funding, Mayfield VI, Venrock Associates, Venrock Associates II, L.P., and Philip Moffitt in any of the Purchased Assets, including, without limitation, UCC-2 termination statements;

          (i) all necessary consents for the assignment of material contracts, leases, purchase orders, sales orders, Permits and Environmental Permits which are to be assigned to Purchaser or alternate arrangements with respect thereto, all as reasonably acceptable to Purchaser;

          (j) certificates of title or origin (or like documents) with respect to all vehicles included in the Purchased Assets and other Equipment for which a certificate of title or origin is required in order for title thereto to be transferred to Purchaser;

          (k) all clearance certificates or similar types of documents which may be required by any federal, state, provincial or other taxing authority in order to relieve the Purchaser of any obligation to withhold any portion of the Purchase Price;

          (l) without limitation by the specific enumeration of the foregoing all other documents reasonably required from Seller to consummate the transaction contemplated hereby;

          (m) the Escrow Agreement, duly executed by Seller and the Escrow Agent; and

          (n) a certificate(s), dated the Closing Date, signed by Seller's President and its Chief Financial Officer, certifying to the best of their knowledge, after investigation by them, that the conditions specified in
     Section 5.2 and 5.3 have been fulfilled.

                                  ARTICLE VIII
                             POST-CLOSING AGREEMENTS

     8.1 Post-Closing Agreements. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article VIII.

     8.2 Inspection of Records. Seller and Purchaser shall make their respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions of the Business occurring prior to, and those relating to the Closing, the historical financial condition, assets, liabilities, operations and cash

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flows of the  Business,  or the  Assumed  Liabilities.  The right of  inspection includes the right to make extracts or copies.

     8.3 Certain Assignments. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer or assign, or a transfer or assignment of, any claim, contract, lease, Permit, Environmental Permit, commitment, sales order or purchase order, or any benefit arising thereunder or resulting therefrom, if an attempt at transfer or assignment thereof without the consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of Purchaser or Seller thereunder. If such a consent or agreement to transfer or assign is not obtained for any reason, Purchaser and Seller shall cooperate in any arrangement Purchaser may reasonably request to provide for Purchaser, to the extent practicable, the benefits under such claim, contract, lease, Permit, Environmental Permit, commitment or order.

     8.4 Use of Trademarks; References to Seller. Seller shall cease to use and shall not license or permit any third party to use the name "Light Source," or any name, slogan, logo or trademark which is similar or deceptively similar to any of the Trademarks, for any purpose. Purchaser may refer to the Business as formerly being Seller's.

     8.5 Employees. Purchaser shall not be obligated to offer employment to any employee of Seller, but Purchaser shall have the right to employ employees of Seller employed in the Business as of the Closing Date, on terms and conditions established by Purchaser in its sole discretion. For a period of two (2) years commencing on the Closing Date, Seller shall not take any actions which are calculated to persuade any salaried, technical or professional employees, representatives or agents of Purchaser to terminate their association with Purchaser.

     8.6 Back-Up. Seller shall, at Purchaser's request and expense, furnish such detailed back-up material with respect to the Purchased Assets, the historical financial statements of the Business, and the Assumed Liabilities as are in Seller's possession or are reasonably available to Seller.

     8.7 Accounts Receivable. In the event Seller shall receive any instrument of payment of any of the Accounts Receivable, Seller shall deliver it within three (3) days to Purchaser, by wire transfer as to any cash received, endorsed where necessary, without recourse, in favor of Purchaser. At the request of Purchaser, Seller shall assist Purchaser in the collection of Accounts Receivable, at no expense to Seller.

     8.8 Third-Party Claims. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which are not subject to the indemnification provisions contained in Article X, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

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     8.9 Sales and  Transfer  Taxes  and  Fees.  Seller  shall pay when due from assets other than the Purchased Assets, all sales taxes and/or use taxes, recording fees, personal property title application fees, patent and trademark assignment registration fees, real property transfer taxes and fees and all other taxes and fees on transfer of the Purchased Assets arising by virtue of the sale of the Purchased Assets to Purchaser, regardless of whether the liability for said taxes or fees is imposed by law upon Seller or upon Purchaser.

     8.10 Covenant Not to Compete. As an inducement for Purchaser to enter into this Agreement, Seller agrees that:

          (a) For five (5) years after the Closing Date, Seller shall not do any one or more of the following, directly or indirectly:

               (i) engage or participate as an owner, partner, shareholder, joint venturer, consultant or otherwise in any activity that is competitive to the Business any where in the world where the Seller currently either conducts or has made preparations to conduct the Business; or

               (ii) solicit any customer of Purchaser which has been a customer of, or solicited to become a customer of Seller with respect to the Business within the past five (5) years, to purchase from any source other than Purchaser any product or service pertaining to the Business as conducted on the Closing Date.

          (b) Seller recognizes that the territorial, time and scope limitations set forth in this Section 8.11 are reasonable and are required for the protection of Purchaser and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a count of competent jurisdiction, Purchaser and Seller agree to the reduction of either or any of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.

     8.11 Disclosure of Confidential Information.

          (a) As a further inducement for Purchaser to enter into this Agreement, Seller agrees that for five (5) years after the Closing Date, Seller shall not, without the prior written approval of Purchaser, use for its own benefit or the benefit of any party other than Purchaser or disclose to any person, firm or corporation other than Purchaser (other than as required by law) any Confidential Information (as defined herein) comprising part of the Purchased Assets. Intending that the term shall be broadly construed to include anything protectible under applicable law, "Confidential Information" means all information, and all documents and other tangible items which record information, which at the time or times concerned is protectible as a trade secret under applicable law, including, without limitation, the following especially sensitive types of information with respect to the Business:

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               (i) product development and marketing plans and strategies;

               (ii)  unpublished   drawings,   manuals,   know-how,   production
          techniques, proprietary formulas, research in progress, and the like;

               (iii) the identity, purchase and payment patterns of, and special relations with, customers;

               (iv) the identity, net prices and credit terms of, and special relations with, suppliers; and

               (v) proprietary software and business records, to the extent included within the Purchased Assets.

     Confidential Information shall not include information of the foregoing description which was in the public domain, which is disclosed to Seller by a third party-not having a duty to not disclose such information, and information as to which disclosure is required by law. Seller shall advise Purchaser of any request, including a subpoena or similar legal inquiry to disclose any such Confidential Information, so that Purchaser can seek appropriate legal relief.

     8.12 Injunctive Relief. The parties hereto specifically recognize that any breach of Sections 8.10 or 8.11 will cause irreparable injury to Purchaser and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable remedies under any other provisions of this Agreement), the parties hereto agree that in the event of any such breach, Purchaser shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available.

     8.13 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transaction contemplated hereby.

                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article IX. No specifically enumerated indemnification obligation with respect to a particular subject matter as set forth below shall limit or affect the applicability of a more general indemnification obligation as set forth below with respect to the same subject matter.

     9.2 Certain Definitions. As used in this Agreement, the following terms shall have the indicated meanings:

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          (a) "Damages" shall mean all liabilities,  demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any of the foregoing;

          (b) "Indemnified Party" shall mean a party hereto who is entitled to indemnification from another party hereto pursuant to this Article IX;

          (c) "Indemnifying Party" shall mean a party hereto who is required to provide indemnification under this Article IX to another party hereto;

          (d) "Third Party Claim" shall mean any claim, action, suit, proceeding, investigation or like matter which is asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

     9.3 Indemnification Obligations of Seller. Seller shall indemnify Purchaser against, and hold it harmless from all Damages resulting from, or arising out of, or by virtue of:

          (a) any inaccuracy in, or breach of any representation or warranty made by Seller in this Agreement or in any closing document delivered to Purchaser in connection with this Agreement;

          (b) any breach by Seller of, or failure by Seller to comply with any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Article IX);

          (c) the failure to discharge when due any liability or obligation of Seller not assumed by Purchaser that is asserted against Purchaser or the Purchased Assets; and

          (d) the cost of perfecting title to any of the Purchased Assets and the amount of any undisclosed lien or encumbrance on any of the Purchased Assets existing on the Closing Date.

     9.4 Purchaser's Indemnification Covenants. Purchaser shall indemnify Seller against, and hold it harmless from all Damages resulting from, or arising out of, or by virtue of:

          (a) any inaccuracy in, or breach of any representation or warranty made by Purchaser in this Agreement or in any closing document delivered to Seller in connection with this Agreement;

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          (b) any breach by Purchaser of, or failure by Purchaser to comply with any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Article IX); and

          (c) Purchaser's failure to pay, discharge and perform any of the Assumed Liabilities when due.

          (d) all Damages related to operations of the Business from and after the Closing Date.

     9.5   Limitations  on  Seller's   Indemnification   Obligations.   Seller's
obligations pursuant to the provisions of Section 9.3 are subject to the following limitations, as well as the procedures set forth in Section 9.7:

          (a) the Purchaser shall not be entitled to recover under Section 9.3(a) until the total amount which Purchaser would recover under Section 9.3(a) equals or exceeds $50,000, in which event the Purchaser shall be entitled to recovery for the first dollar and all amounts in excess thereof; provided, however, that Purchaser's total recovery under Section 9(a) shall not exceed $2,000,000;

          (b) the Purchaser shall not be entitled to recover under Section 9.3(a) unless a claim has been asserted by written notice specifying the details of the alleged misrepresentation, breach or failure, delivered to Seller on or before one year after the Closing Date, except as set forth in
     Section 9.5 (c);

          (c) the Purchaser shall not be entitled to recover under the indemnification provisions of Section 9.3 as follows: (i) with respect to a misrepresentation or breach of warranty under Section 4.3 (ee) (as to any liability under Environmental Laws or pertaining to Environmental Matters), Sections 4.3 (aa), (bb) or (cc), or (ii) due to the existence of any liability relating to the existence or absence of any Environmental Permit required under applicable Environmental Law as of the Closing Date, unless a claim has been asserted by written notice, specifying the details of the breach, on or before five years after the Closing Date.

     9.6 Limitations on Purchaser's Indemnification Obligations. Purchaser's obligations pursuant to the provisions of Section 9.4(a) are subject to the following limitations, as well as the procedures set forth in Section 9.7:

          (a) the Seller shall not be entitled to recover under Section 9.4(a) until the total amount which Seller would recover under Section 9.4(a) equals or exceeds $50,000, in which event the Seller shall be entitled to recovery for the first dollar and all amounts in excess thereof; and

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          (b) the Seller shall not be entitled to recover under  Section  9.4(a)
     unless a claim has been asserted by written notice, specifying the details of the alleged misrepresentation, breach of warranty or other breach or failure to comply, delivered to Purchaser on or prior to two years after the Closing Date.

     9.7 Exclusive Remedy. Except for acts constituting fraud, intentional misrepresentation or other willful misconduct, the indemnification provided for in this Article IX shall be the exclusive remedy in respect of any matter subject to the indemnification hereunder and no claim or cause of action with respect to any misrepresentation, breach, or default as to any representation, warranty, agreement, covenant, or obligation contained in this Agreement, shall be enforceable unless made in accordance with the procedures, and, within the time periods, set forth in this Article IX.

     9.8 Third Party Claims Procedures.

          (a) If either party shall receive notice of a Third Party Claim, the party receiving the notice of the Third Party Claim shall notify the other party in writing of its existence, within thirty (30) days of receiving such notice (i) setting forth with reasonable specificity the facts and circumstances of which such party has received notice, and, if the party giving such notice is an Indemnified Party, (ii) specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted; provided, however, that failure by the Indemnified Party to give such notice shall not relieve Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent Indemnifying Party is actually prejudiced by such failure. Upon the giving of any such notice, the remaining provisions of this Section 9.7 shall apply.

          (b) The Indemnifying Party shall have a period of twenty (20) days from the date of receipt of any notice from the Indemnified Party within which to respond thereto. The indemnification period provided for herein shall be tolled for a particular claim for the period beginning on the date the Indemnifying Party receives written notice of that claim until the final resolution of such claim.

          (c) Subject to the remainder of this Section 9.7(c), the Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set forth in any notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within twenty (20) days of receipt of such notice. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have determined that it does not wish to control the handling of such claim, suit or judgment. The Indemnified Party shall have the right to be represented by counsel at its own expense in any contest, defense, litigation or settlement conducted by the Indemnifying Party, provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate

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     and settle the Third Party Claim as provided in the preceding sentence.  If the Indemnifying Party elects to assume the defense of such Third Party Claim, (i) notwithstanding anything to the contrary contained herein, the Indemnifying Party shall not be required to pay or otherwise indemnify the Indemnified Party against any attorneys' fees or other expenses incurred on behalf of the Indemnified Party in connection with such Third Party Claim following the Indemnifying Party's election to assume the defense of such Third Party Claim, (ii) the Indemnified Party shall make available to the Indemnifying Party all books, records, and other documents and materials that are under the direct or indirect control of the Indemnified Party and that the Indemnifying Party considers necessary or desirable for the defense of such matter, (iii) the Indemnified Party shall otherwise fully cooperate as reasonably requested by the Indemnifying Party in the defense of such Third Party Claim, (iv) the Indemnified Party shall not admit any liability with respect to such Third Party Claim, (v) the Indemnifying
     Party  shall  keep  the   Indemnified   Party   informed  of  all  material
     developments and events relating to such Third Party Claim, and (vi) the Indemnified Party shall have the right to participate, at its own expense, in the defense of such Third Party Claim; provided, however, that the Indemnifying Party shall in all events have the exclusive right to settle, adjust, or compromise such Third Party Claim, on such terms as it may deem appropriate, without the consent or approval of the Indemnified Party or any other party. If the Indemnifying Party elects not to assume the defense of such Third Party Claim, the Indemnified Party may defend the matter in such manner as it deems advisable, in its sole discretion, and the Indemnifying Party shall be foreclosed from thereafter contesting the substance of the matter or the manner of the defense, including any decision to settle, adjust, or compromise the matter, except that the Indemnifying Party shall be entitled to assert that the Indemnified Party was too generous in any settlement, adjustment, or compromise as a result of factors unrelated to the merits of the Third Party Claim and the Indemnifying Party may assert that no indemnification is due hereunder.

     9.9 Security. The performance of Seller's obligations under this Article IX has been secured by amounts that become payable to Seller under the Escrow Agreement of even date. Any claim for indemnification under this Agreement which does not result from the assertion of a Third Party Claim shall be asserted as provided in the Escrow Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 Publicity. Except as otherwise required by law, press releases and other publicity concerning this transaction prior to the Closing Date shall be made only with the prior agreement of the Seller and Purchaser.

     10.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by nationally

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recognized  private  carrier  shall be deemed  given on the first  business  day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

         If to Seller addressed to:

         Robert Cook
         President
         LS Liquidation Company
         380 Oak Crest Road
         San Anselmo, CA  94960
         Telephone/Telecopier: (415) 456-8310

         With a copy to:

         Michael R. Jacobson
         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA  94306
         Telephone: (415) 843-5000
         Telecopier: (415) 857-0663

         If to Purchaser addressed to:

         Duane Kluting
         Chief Financial Officer
         X-Rite, Incorporated
         3100 44th Street, S.W.
         Grandville, MI  49418
         Telephone: (616) 534-7663
         Telecopier: (616) 534-9212

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         With a copy to:

         J. Terry Moran
         VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP
         Bridgewater Place
         333 Bridge Street, N.W.
         Post Office Box 352
         Grand Rapids, MI  49501-0352
         Telephone: (616) 336-6000
         Telecopier: (616) 336-7000

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 10.2.

     10.3  Expenses.  Except as set forth in Section  8.9 and  Article  IX, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, financial advisors', investment banker's, broker's, attorneys', accountants' and other professional fees and expenses.

     10.4 Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Each exhibit, schedule and the Disclosure Schedule, shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions to this Agreement, must be made in writing and duly executed by an authorized representative of each of the parties hereto.

     10.5 Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

     10.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     10.7 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

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     10.8  Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the state of Michigan applicable to contracts made in that State, without regard to conflict of laws principles.

     10.9 Arbitration. Any dispute arising between the parties with respect to this Agreement (excluding Sections 8.10 and 8.11), or the Escrow Agreement of even date, shall be resolved exclusively by arbitration in accordance with the Rules for Commercial Arbitration of the American Arbitration Association. The arbitration shall be conducted in a mutually agreeable metropolitan area approximately midway between California and Michigan. The arbitration award shall be final and binding on the parties, enforceable in any court of competent jurisdiction, and the arbitration panel shall determine which party is the prevailing party, and that party shall be entitled to receive from the other party, all of its costs and expenses associated with the arbitration proceedings, including attorneys' fees. The parties hereto each desire to minimize the time and expense of discovery associated with such arbitration. Accordingly, the parties agree that they shall mutually agree to an expedited discovery schedule (lasting no more than 90 days) which shall provide for no more than two (2) depositions for each party. The arbitrators shall have the power to enforce such expedited schedule. The arbitrators shall not have the power to award punitive damages.

     10.10 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     10.11 Assignability.

          (a) This Agreement shall not be assignable by either party without the prior written consent of the other party, except that (i) Seller may liquidate and distribute its assets, including its rights under this Agreement, to its shareholders or to a liquidating trust for the benefit of its shareholders, and (ii) Purchaser may assign its rights and delegate its duties under this Agreement to any third party in connection with the sale of the Business or the sale of substantially all of Purchaser's assets (including the Business), provided that Purchaser shall give written notice to Seller prior to any such assignment, and that the purchaser of the Business shall assume all of Purchaser's obligations to Seller under this Agreement, and provided further that no such assignment shall in any way diminish the rights and remedies or increase the liabilities of Seller, and no such assignment shall relieve Purchaser of any of its liabilities under this Agreement. In the event Seller liquidates and distributes its assets to a liquidating trust for the benefit of its shareholders, pursuant to the preceding sentence, and subsequently dissolves, following the dissolution of the Seller, (i) any payment required to be made to Seller by Purchaser shall be made instead to the Agents (as hereinafter defined), (ii) any notice or other document required to be delivered to Seller by Purchaser shall be delivered instead to the

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     Agents,  (iii) any notice or other  document  required  to be  executed  or delivered to Purchaser by Seller (including, without limitation, any amendment to this Agreement and any waiver of any of the provisions of this Agreement) may be executed or delivered instead by or on behalf of the Agents and (iv) the Agents shall have all of the rights of an "Indemnifying Party" (as defined in Section 9.2) in connection with any Third Party Claim with respect to which any of Seller's shareholders may become liable.

          (b) As used herein, the term "Agents" shall consist of the members of the board of directors of Seller as of the Closing Date. Notwithstanding the preceding sentence, if at any time the Agents, or any two of the Agents, shall execute and deliver to Purchaser a notice stating that one of the Agents has been replaced and identifying the replacement therefor, then thereafter, the person identified in such notice as having been replaced shall cease to be an "Agent" and the replacement therefor identified in such notice shall be deemed to be an "Agent."

     10.12 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

     10.13  Headings.   The  headings   contained  in  this  Agreement  are  for
convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     10.14 Bulk Sales Law. Purchaser agrees to waive compliance by the Seller with the provisions of the bulk sales law of any jurisdiction.

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
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                     SELLER:


                                     LIGHT SOURCE ACQUISITION COMPANY

                                     By /s/ Duane Kluting
                                            Duane Kluting
                                     Its      Secretary/Treasurer



                                     PURCHASER:

                                     LIGHT SOURCE COMPUTER IMAGES, INC.

                                     By /s/ Robert Cook
                                            Robert Cook
                                     Its      President


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
                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT is made and entered into as of the 19th day of May, 1997, by and between LIGHT SOURCE ACQUISITION COMPANY, a Michigan corporation ("Purchaser"), and LIGHT SOURCE COMPUTER IMAGES, INC., a California corporation ("Seller"), and U.S. TRUST COMPANY OF CALIFORNIA, N.A. ("Escrow Agent").

                                R E C I T A L S:

     Purchaser and Seller have entered into an Asset Purchase Agreement of even date ("Purchase Agreement"). In order to provide for the return of a portion of the purchase price if certain contingencies are not met and to secure Seller's obligations under the Purchase Agreement, the sum of Four Million Eight Hundred Eighty Eight Thousand Dollars ($4,888,000) is being deposited by Seller in escrow with the Escrow Agent for future disposition as provided in this Agreement, such deposit to constitute an escrow fund (the "Escrow Fund").

     NOW, THEREFORE, in consideration of the mutual promises and upon the conditions hereinafter set forth, it is AGREED:

     1. Deposits Into Escrow. The Seller herewith deposits into escrow with the Escrow Agent, and Escrow Agent acknowledges receipt of, the sum of Four Million Eight Hundred Eighty Eight Thousand Dollars ($4,888,000) which sum shall be divided into two funds of Two Hundred Fifty Thousand Dollars ($250,000) and Four Million Six Hundred Thirty Eight Thousand Dollars ($4,638,000), respectively, to be distributed as provided in Sections 2 and 3, respectively, of this Agreement.

     2. Short-Term Escrow. The sum of Two Hundred Fifty Thousand Dollars ($250,000) shall be held in a separate fund for the purpose of securing the indemnifications on behalf of the Seller for the benefit of the Purchaser in the Purchase Agreement. The sum held pursuant to this Section 2, together with the investment proceeds therefrom as provided for in Section 4 hereof (collectively, the "Short-Term Escrow"), shall be distributed to the Seller, to the extent not previously distributed to the Purchaser or then subject to a claim under Section 5 below, on the 180th day after the date hereof.

     3. Earn-Out Escrow. The sum of Four Million Six Hundred Thirty Eight Thousand Dollars ($4,638,000), together with the investment proceeds therefrom as

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provided for in Section 4 hereof (collectively, the "Earn-Out Escrow"), shall be held for distribution pursuant to this Section 3; provided, however, that any sums that become distributable to Seller shall be subject to claims by Purchaser for Seller's indemnification obligations under the Purchase Agreement. The Seller and the Purchaser have agreed upon the following sales goals:

         Annual Sales Goal                    Fiscal Year Ended In
           $24,400,000                             July, 1998
            29,300,000                             July, 1999
            35,100,000                             July, 2000

     At the inception hereof, the money held pursuant to this Section 3 shall be divided into three equal funds of One Million Five Hundred Forty Six Thousand Dollars ($1,546,000) each, corresponding to the aforementioned Fiscal Years (as such term is defined in Section 3.4 of the Purchase Agreement). If the Annual Sales Goal is achieved for any Fiscal Year, the then current balance in the corresponding escrow fund (including all investment proceeds) shall be distributed to Seller. For purposes of this Agreement, "Net Sales" shall mean the aggregate gross sales prices for sales of (i) Seller's current products,
(ii) Purchaser's and its Affiliates' (as defined in Section 4.3(m) of the Purchase Agreement) current products in product classes 404, 406, and 407, (iii) all improvements and modifications to such products, (iv) all replacements for such products, (v) any additional products sold by Purchaser or an Affiliate (as defined in Section 4.3(m) of the Purchase Agreement) of Purchaser into the desktop market, (vi) any products incorporating the Intellectual Property (as defined in Section 4.3(ii) of the Purchase Agreement) contained as part of the Purchased Assets and sold into the desktop market and (vii) any proceeds from the sale, license or enforcement of the Intellectual Property, net of the actual out-of-pocket expenses incurred to receive such proceeds, where in each case the gross sales prices are reduced by sales returns and allowances. Net Sales shall include one-half of the proceeds from the disposition of technology as described in Section 3.5 of the Purchase Agreement. For each Fiscal Year, a prorated amount will become distributable to Seller if Net Sales are less than one hundred percent (100%) but greater than ninety percent (90%) of the Annual Sales Goal for that Fiscal Year. The prorated amount shall be equal to [((actual Net Sales-(90% x Annual Sales Goal))/Annual Sales Goal) x 10], multiplied by the corresponding escrow fund. In the event the Annual Sales Goal is not achieved in either the first or second Fiscal Year (the "Short Year"), and the Sales Goal is exceeded in the immediately subsequent year, a recalculation of the amount with respect to the Short Year shall be made by adding such excess to the Net Sales achieved in the Short Year and calculating the payment that would have been made in the Short Year had such excess Net Sales taken place in the Short Year, less any

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amount which was  distributed  to Seller in such Short Year,  and the  increased amount, together with the investment proceeds attributable to such increased amount, shall be distributed to Seller. Amounts, if any, of the Earn-Out Escrow that are not distributed to Seller shall be distributed to Purchaser at such time as the funds are no longer eligible for distribution to Seller. Any amount paid to Seller from the Earn-Out Escrow pursuant to this Section 3 shall be referred to as an "Earn-Out Payment". In the event Purchaser sells all, or substantially all, of its assets or the Business (as defined in the Purchase Agreement) to an unrelated party, then any amount in the Earn-Out Escrow that remains eligible for potential payment to the Seller shall be paid to the Seller simultaneously with the closing of that sale.

     4. Calculation of Earn-Out Payments.

          a. Purchaser shall use its best efforts to compile all financial information with respect to each Fiscal Year and the corresponding Net Sales for such Fiscal Year and all other information relevant to the calculation of each Earn-Out Payment promptly after the end of each Fiscal Year (and in any event within 45 days of the end of such Fiscal Year), and shall calculate the amount, if any, of the Earn-Out Payment for such Fiscal Year in accordance with the terms of this Agreement, and will promptly provide such information and calculation to Seller, together with a certificate of X-Rite's chief Financial Officer that such information is true, correct and complete .

          b. With respect to the financial information and calculation provided to Seller by Purchaser pursuant to clause (a) above, Seller shall have thirty (30) days after receipt of such information and calculation to object thereto. If Seller does not object within such thirty (30)-day period, Purchaser shall, within five (5) business days of the end of such thirty (30)-day period, pay the amount, if any, of the Earn-Out Payment so calculated and set forth in such notice. If Seller objects to the financial information or the calculation of the Earn-Out Payment with respect to such Fiscal Year, it shall notify Purchaser of such objection and shall have the right to have such financial information and calculation audited by auditors of Seller's choice at Seller's expense, and shall notify Purchaser of its intention to do so within such thirty (30)-day period. If the audit results in an upward adjustment of the Earn-Out Payment calculation due to an increase in Net Sales of more than one percent (1%), then Purchaser shall reimburse Seller for the cost of the audit.

          c. Any audit of the financial information and calculation of an Earn-Out Payment must be completed within ninety (90) days of the date Seller notifies Purchaser of its objection to the financial information or calculation of the Earn-Out Payment provided by Purchaser. Purchaser shall pay to Seller the amount, if any, of the Earn-Out

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
     Payment shown by such audit report to be due to Seller in accordance with this Agreement within five (5) business days after the receipt of such audit report.

          d. The payment of any Earn-Out Payment shall not constitute a waiver of or be deemed to abridge or modify any rights or remedies of any party to challenge the calculation or payment of any Earn-Out Payment.

     5. Investment of Funds. Each of the four (4) funds shall be invested and maintained separately, in accordance with the direction(s) of the Seller from time to time, in common stock of X-Rite, Incorporated, marketable obligations issued or guaranteed by the United States of America or its agencies or instrumentalities having maturities of not more than ninety (90) days, money market funds having the highest rating from Standard & Poor's and Moody's (including the Federated Treasury Cash Money Fund) and/or FDIC insured certificates of deposit, with any investment proceeds resulting from such investments being added to the respective fund. Expenses incurred with respect to each separate fund shall be charged to that fund, and fees of the Escrow Agent shall be spread across the funds in proportion to their respective size. Amounts distributed to the Seller and/or the Purchaser shall be in the form of cash, except that amounts distributed to Seller may be in kind and/or in cash, in whole or in part, in Seller's discretion. The tax obligation with respect to any payment from the Escrow Fund shall be that of the payee.

     6. Procedure in Event of Claim. In the event a party hereto makes a claim against funds held pursuant to this Agreement ("Claiming Party"), it shall send written notice to Escrow Agent and the other party ("Defending Party") stating the basis for the claim and the total amount claimed. If the Defending Party objects to the claim, it shall give written notice of such objection to the Escrow Agent and the Claiming Party within forty-five (45) days after the date of the notice of claim. If no such objection has been sent within such forty-five (45) day period, the Defending Party shall be deemed to have acknowledged the validity of the claim for the full amount, and the Escrow Agent shall deliver to the Claiming Party an amount of the funds held in escrow as will be sufficient to cover the claim in full. In the event the Defending Party shall have made timely objection to any such claim, the Defending Party and the Claiming Party shall have failed to resolve or compromise the claim within sixty
(60) days from the date of the notice of objection, then the full amount of the claim shall be set aside and continued in escrow, and the claim shall be settled exclusively by arbitration in accordance with the Purchase Agreement.

     7. Termination of the Escrow Fund. The Escrow Fund shall terminate upon distribution with respect to the third fiscal year specified in Section 3 above. If, as of

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
such termination date, there exists any claim under this Agreement, then the Escrow Agent shall retain in the Escrow Fund an amount equal to the full amount claimed, and that amount shall continue to be held by the Escrow Agent, appropriately allocated to each of the claims then pending, in accordance with the provisions of this Agreement. The balance of the Escrow Fund shall be distributed in accordance with the provisions of this Agreement. Upon subsequent resolution of any such claim in accordance with Section 5 above, the amount allocated to such claim shall be distributed in accordance with the determination of the claim. At any time before final termination of the Escrow
Fund, Escrow Agent shall distribute funds to the parties as directed in a writing signed by the Seller and the Purchaser.

     8. Tax Allocation; Tax Distributions. Seller shall be allocated all taxable ordinary income and pay all taxes associated with ordinary income earned on the Escrow Fund. Seller shall receive a distribution from the Escrow Fund equal to twenty-five percent (25%) of the amount of such taxable ordinary income for a calendar year within ninety (90) days of the end of each calendar year if such amount is $75,000 or less. Should the amount of taxable ordinary income in any calendar year exceed $75,000, Seller shall provide Purchaser with an accounting of the actual taxes paid with respect to such ordinary income within 180 days after the end of such calendar year and, unless Purchaser objects within thirty
(30) days, the Escrow Agent shall remit to Seller any amount by which such actual taxes paid exceeded such tax distribution.

     9. Escrow Agent.

          a. In taking any action under this Agreement, Escrow Agent shall be protected in relying upon any notice or other document believed by Escrow Agent to be genuine, or upon any evidence deemed by Escrow Agent to be sufficient, and in no event shall Escrow Agent be liable for any act performed or omitted to be performed hereunder in the absence of gross negligence or bad faith. Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected by any action taken or omitted in good faith.

          b. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement. Escrow Agent shall not be deemed to be a party to, or have any knowledge of, by reference or implication, nor be required to examine, enforce, or pass upon the validity, effectiveness, or genuineness of any agreement, or other instrument related hereto, other than as provided in the express provisions of this Escrow Agreement.

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          c.  Purchaser  shall  indemnify,  defend,  and hold the  Escrow  Agent harmless from and against any and all loss, damage, liability, and expense that may be incurred by the Escrow Agent hereunder as a consequence of Purchaser's actions; Seller shall indemnify, defend, and hold the Escrow Agent harmless from and against any and all loss, damage, liability, and expense that may be incurred by the Escrow Agent hereunder as a consequence of Seller's actions; and Seller and Purchaser, jointly and severally, shall equally indemnify, defend, and hold harmless Escrow Agent from and against any and all loss, liability, damage, or expense arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder which are not a consequence of any action of any other party hereto, except as caused by the Escrow Agent's willful misconduct.

          d. Upon execution of this Agreement and initial deposit of the Escrow Fund, a prepayment of the first year's administration fee of four thousand five hundred dollars ($4,500.00) shall be payable to the Escrow Agent. This acceptance fee shall cover the first year of the escrow. Thereafter, an annual administrative fee shall be payable in accordance with the Escrow Agent's fee schedules in effect from time to time. The Escrow Agent shall also be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder in accordance with clause (c) above.

          e. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of resignation to the parties to this Agreement, specifying not less than sixty (60) days' prior written notice of the date when such resignation shall take effect. Seller may appoint a successor Escrow Agent with the consent of Purchaser, which shall not be unreasonably withheld. If, within such notice period, Seller provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of the Escrow Fund then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer the Escrow Fund to such designated successor.

     10. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or

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certified  mail,  on or before  two (2)  business  days  after its  delivery  by facsimile. All notices shall be addressed as follows:

            To Purchaser:              Duane Kluting
                                       Light Source Acquisition Company
                                       3100 44th Street, S.W.
                                       Grandville, MI 49418
                                       Telephone: (616) 534-7663
                                       Telecopier: (616) 534-9212

            With a copy to:            J. Terry Moran
                                       Varnum, Riddering, Schmidt & Howlett LLP
                                       PO Box 352
                                       Grand Rapids, MI 49501-0352
                                       Telephone: (616) 336-6000
                                       Telecopier: (616) 336-7000

            To Seller:                 Robert Cook
                                       President
                                       LS Liquidation Company
                                       380 Oak Crest Road
                                       San Anselmo, CA 94960
                                       Telephone/Telecopier: (415) 456-8310

            With a copy to:            Michael R. Jacobson
                                       Cooley Godward LLP
                                       Five Palo Alto Square
                                       3000 El Camino Real
                                       Palo Alto, CA 94306
                                       Telephone: (415) 843-5000
                                       Telecopier: (415) 857-0663

            To Escrow Agent:           U.S. Trust Company of California, N.A.
                                       515 South Flower Street
                                       Suite 2700
                                       Los Angeles, CA 90071-2291
                                       Attention: Corporate Trust Department
                                       Telephone: (213) 861-5000
                                       Telecopier: (213) 488-1370

     11. Modification of Escrow Agreement. Any modification of this Escrow Agreement or additional obligation assumed by any party in connection with this Escrow

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Agreement  shall be binding only if evidenced in a writing  signed by each party or an authorized representative of each party.

     12. Effect of Partial Invalidity. The invalidity of any portion of this Escrow Agreement shall not be deemed to affect the validity of any other provision. In the event that any provision of this Escrow Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by all parties subsequent to the removal of the invalid provision.

     13. Governing Law. This Escrow Agreement shall be governed by, construed, and enforced in accordance with the laws of the state of Michigan.

     14. Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

     15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     16. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

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     IN WITNESS WHEREOF,  the parties hereto have executed this Escrow Agreement as of the date set forth at the outset of this Agreement.

                                         LIGHT SOURCE ACQUISITION COMPANY

                                         By /s/ Duane Kluting
                                                Duane Kluting
                                         Its Secretary/Treasurer

                                                                 "Purchaser"


                                         LIGHT SOURCE COMPUTER IMAGES, INC.

                                         By /s/ Robert Cook
                                                Robert Cook
                                         Its President
                                                                 "Seller"


                                         U.S. TRUST COMPANY OF CALIFORNIA, N.A.

                                         By /s/ Sandee Parks
                                                Sandee Parks
                                         Its Vice President
                                                                 "Escrow Agent"






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052097
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